Exhibit 99.1
News Release
For Immediate Release
GenCorp Completes Sale of Fine Chemicals Business
SACRAMENTO, Calif. – November 30, 2005 – GenCorp Inc. (NYSE: GY) today announced that it has completed the sale of its Aerojet Fine Chemicals business to American Pacific Corporation (NASDAQ:APFC).
About GenCorp
GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company’s real estate assets. Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.
Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650